Exhibit 99.2

Rimports Inc. and Subsidiaries

Consolidated Financial Statements as of the Nine Months Ended
November 30, 2017

Rimports Inc. and Subsidiaries
Table of Contents

Page Number

CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheet as of November 30, 2017 (unaudited)	3
Consolidated Statement of Operations and Comprehensive Income for the Nine Months Ended November 30, 2017 (unaudited)	4
Consolidated Statement of Changes in Stockholders' Equity for the Nine Months Ended November 30, 2017 (unaudited)	5
Consolidated Statement of Cash Flows for the Nine Months Ended November 30, 2017 (unaudited)	6
Notes to Consolidated Financial Statements (unaudited)	7

RIMPORTS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
November 30, 2017

November 30, 2017
ASSETS	(unaudited)
CURRENT ASSETS
Cash and Cash equivalents	$35,358,492
Accounts receivable, net	36,876,941
Inventory, net	23,053,994
Other current assets	486,497
Total current assets	95,775,924
NON CURRENT Assets
Fixed assets, net of accumulated depreciation	1,588,796
Other assets	40,482
Total assets	$97,405,202

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$6,076,158
Accrued Liabilities	3,022,304
Line of credit	30,000,000
Current portion of notes payable	533,362
Total current liabilities	39,631,824
LONG-TERM LIABILITIES
Notes Payable	19,897
Total liabilities	39,651,721

STOCKHOLDERS' EQUITY
Retained Earnings	58,125,611
Accumulated other comprehensive income (loss)	(372,130)
Total stockholders' equity	57,753,481
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$97,405,202

The accompanying notes are an integral part of these condensed consolidated statements.

RIMPORTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
For the Nine Months Ended November 30, 2017

November 30, 2017
(unaudited)

Net Sales	$126,132,883

Cost of Sales	(91,198,270)

Gross Profit	34,934,613

Operating expenses:
Design, selling, general and administrative expenses	6,557,419

Operating income	28,377,194

Other Income (Expense)

Interest (expense), net	(317,155)

Other income (expense)	(10,000)

Total other (expense)	(327,155)

Net Income	28,050,039

Gain (loss) on foreign currency translation	184,828

Comprehensive income	$28,234,867

The accompanying notes are an integral part of these condensed consolidated statements.

RIMPORTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Nine Months Ended November 30, 2017
(unaudited)

	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total

Balance at February 28, 2017	$36,079,176	$(556,958)	$35,522,218

Distributions	(6,003,604)	—	(6,003,604)
Comprehensive Income:
Net income	28,050,039	—	28,050,039
Foreign currency translation loss	—	184,828	184,828

Balance at November 28, 2017	$58,125,611	$(372,130)	$57,753,481

The accompanying notes are an integral part of these condensed consolidated statements.

RIMPORTS INC. AND SUBSIDIARIES
CONSOLDIDATED STATEMENT OF CASH FLOWS
For the Nine Months Ended November 30, 2017
(unaudited)

November 30, 2017
(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income	$28,050,039
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	479,458
Chargeback reserve	636,767
Inventory reserve	132,048
Net changes in operating assets and liabilities
Accounts receivable	(21,129,340)
Inventories	2,219,136
Other assets	(239,741)
Accounts payable	1,807,410
Accrued liabilities	1,091,027
Net cash from operating activities	13,046,804
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(297,375)
Net cash used in investing activities	(297,375)
CASH FLOWS FROM FINANCING ACTIVITIES
Net change in line of credit	10,000,000
Repayment of notes payable	(390,232)
Distributions to stockholders	(6,003,604)
Net cash from financing activities	3,606,164

Effect of exchange rate changes on cash	184,828
NET INCREASE IN CASH AND CASH EQUIVALENTS	16,355,593
CASH AND CASH EQUIVALENTS - Beginning of period	18,818,071
CASH AND CASH EQUIVALENTS - End of period	$35,358,492

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$346,852

The accompanying notes are an integral part of these condensed consolidated statements.

RIMPORTS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE NINE MONTHS THEN ENDED NOVEMBER 30, 2017 (unaudited)

Note 1 - Summary of Significant Accounting Policies

Nature of Business and Principles of Consolidation
Rimports Inc. is a Utah-based manufacturing and distributing company that specializes in home products for mass market distribution. Rimports (Canada) LTD. is a Canadian distributing corporation, with 100 shares issued and authorized, and is a 100% owned subsidiary of Rimports Inc. During the 14 months ended February 29, 2016 a new subsidiary in China, Rimports (Shenzen), LLC, was formed. It is a 100% owned subsidiary of Rimports Inc. and has not yet begun principal operations (collectively, Rimports Inc., Rimports (Canada) LTD., and Rimports (Shenzen), LLC are referred to herein as the Company). The Company’s primary product line is wickless candle products consisting of wax and wax warmers and is marketed under the brand name “ScentSationals.”

All material intercompany balances and transactions have been eliminated in consolidation.

On August 1, 2015 the Company changed its name from Rimports (USA) LLC to Rimports Inc. and became an S Corporation.

Fiscal Year-End Change
In 2015 the stockholders approved a change to the Company’s fiscal year-end from December 31 to the last day in February.

Method of Accounting and Use of Estimates
The Company’s accounting policies conform to accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include an allowance for customer chargebacks, an allowance for obsolete and slow-moving inventory, and allocations of overhead to inventories. Actual results could differ from those estimates.
Revenue Recognition
Revenue is recognized only when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price is fixed or determinable and collectability is reasonably assured. Taxes assessed by governmental authorities on the sale of products are excluded from net revenues.

Cash and Cash Equivalents
The Company considers short-term investments with original maturities of 3 months or less to be cash equivalents. The Company maintains bank accounts at financial institutions which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable and Allowance for Chargebacks
Trade receivables are recorded at the invoice amount. The Company maintains an allowance for customer chargebacks for invoice differences, such as defective units and quantities shipped short of items billed, based on historical experience and management’s knowledge of its customers’ receiving and payment practices. Based on this analysis, management determined that an allowance for chargebacks of $2,505,976 was appropriate as of November 30, 2017. Management has determined that no allowance for doubtful accounts is necessary based on the nature of their major customer and payment histories of other customers. See Note 7.

Inventory
At November 30, 2017 all inventories are valued at average cost. Such valuations are not in excess of net realizable value. Finished goods inventory includes materials, labor, and allocated overhead. Management identifies and evaluates slow moving and obsolete inventory and adjusts the carrying value of inventory accordingly through cost of goods sold when needed. Based on this analysis, management determined that an allowance for obsolete

RIMPORTS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE NINE MONTHS THEN ENDED NOVEMBER 30, 2017 (unaudited)

and slow-moving inventory of $5,416,107 was appropriate as of November 30, 2017.

November 30,
Inventories Consist of the following:	2017

Raw Materials	$5,489,613
Finished Goods	22,980,488
Allowance	(5,416,107)

Total	$23,053,994
Fixed Assets and Depreciation
Fixed assets are recorded at cost. Provisions for depreciation of fixed assets are computed on the straight-line method over estimated useful lives of 3 - 7 years. Leasehold improvements are amortized to depreciation expense over the lesser of the estimated useful life of the asset or the lease term. Depreciation expense for the the nine month period ended November 30, 2017 totaled $479,458 and is included in cost of goods sold and other operating expenses on the income statement.
The Company evaluates the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying value of the asset may be impaired. An impairment loss is recognized when estimated future cash flows expected to result from the use of the assets, including disposition, are less than the carrying value of the asset.

Maintenance, repairs, and renewals, which neither materially add to the value of the property nor appreciably prolong its life, are charged to expense as incurred. Gains and losses from dispositions of fixed assets are reflected in income.

Shipping and Handling Costs
The Company includes shipping and handling costs in costs of goods sold on the consolidated statement of comprehensive income. Shipping and handling fees charged to customers are included in net sales.
Income Taxes
Rimports (USA) LLC was organized as a limited liability company and elected to be taxed under the partnership provisions of the Internal Revenue Code through July 31, 2015. Effective August 1, 2015 Rimports (USA) LLC converted to a corporation, Rimports Inc., and elected to be taxed as an S corporation. Under those provisions, the Company does not pay federal corporate income tax on its earned income.
Instead, the members/shareholders are liable for individual federal income taxes on earned income. Therefore, no provision or liability for income taxes has been included in the consolidated financial statements. Although the Company changed its fiscal year-end for financial reporting purposes, Rimports Inc. files tax returns on a calendar year-end. There was no change to the tax status of Rimports (Canada) LTD.
Guidance on accounting for uncertainty in income taxes requires management to evaluate the Company's tax positions. Management concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by U.S. federal, state, local, or Chinese tax authorities for years before 2013. The Company is no longer subject to income tax examinations by Canadian authorities for years before 2009.
Advertising Costs
Advertising costs are expensed as incurred. The Company’s advertising expense for the nine months ended November 30, 2017 was $191,984.

RIMPORTS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE NINE MONTHS THEN ENDED NOVEMBER 30, 2017 (unaudited)

Fair Value of Financial Instruments
The carrying amounts reported in the accompanying balance sheet for cash, accounts receivable, accounts payable and line of credit approximate fair values because of the immediate or short-term maturities of these financial instruments.

The fair value of the notes payable is estimated using discounted cash flow analyses, based on the borrowing rates currently available to the Company for bank loans with similar items and average maturities. The fair value of the Company’s notes payable approximated its carrying value at November 30, 2017.

Note 2 - Other Current Assets

At period end, the Company’s other current assets consisted of the following:

November 30, 2017

Vendor deposits	$56,544
Deposits for equipment	33,585
Prepaid expenses	362,080
Input tax credits	34,288

Total	$486,497
Note 3 - Fixed Assets
The components of fixed assets and the aggregate related accumulated depreciation at period end are as follows:

November 30, 2017

Vehicles	$31,336
Equipment	5,241,722
Furniture	74,586
Software	198,430
Leasehold improvements	249,484
5,795,558
Less accumulated depreciation	(4,206,762)

Total	$1,588,796

Note 4 - Line of Credit
The Company has a line of credit with a financial institution. The total amount available under this agreement at November 30, 2017 was $50,000,000 with the outstanding balance at $30,000,000. The agreement, which was extended twelve months in November 2017, calls for monthly interest-only payments, computed using a variable rate based on LIBOR plus 1.25%, and the principal is due on November 30, 2018. The agreement is secured by substantially all the Company’s assets. As of February 27, 2018 the line of credit had no outstanding balance. Borrowings under the line of credit are subject to certain covenants and restrictions on indebtedness and dividend payments.

RIMPORTS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE NINE MONTHS THEN ENDED NOVEMBER 30, 2017 (unaudited)

Note 5 - Notes Payable

During 2014, the Company entered into agreements for two notes payable of $1,171,179 and $877,320. The first note requires monthly payments of $25,784 and bears an annual interest rate of 2.73%. It matures in November 2018 and is secured by equipment.

The second note requires monthly payments of $19,400 and bears an annual interest rate of 2.95%. It matures in December 2018 and is secured by equipment.

Aggregate maturities of long-term debt at November 30, 2017 are as follows:

Year ending November 30,
2018	$533,362
2019	19,897
Total	$553,259

Note 6 - Operating Leases
The Company has entered into four leases for facilities. The first lease is for a term of 60 months through February 2021. The agreement calls for initial monthly payments of $41,029, plus common area maintenance charges. The lease was amended to add additional space in September 2016 with a new resulting monthly base payment of $51,361. The payments for the lease escalate on an annual basis.

The second lease was for a term of 48 months through July 2019. This lease was extended and leased space expanded at the end of October 2017 for an additional 65 months with a new resulting monthly base payment of
$102,190. The payments for the lease escalate at certain times through the lease period. The Company also has the option to lease additional space as needed, for an additional rental cost on a square footage basis.

The third lease began in June 2015 and is for a term of 54 months through October 2019. The agreement replaced a previous lease that was supposed to terminate in October 2016. The agreement calls for initial monthly payments of $7,607. The payments escalate in May 2017. There is no renewal option.

The fourth lease was for an original term of 36 months through April 2017. The lease was renewed for an additional 36 months in May 2017. The renewal calls for initial monthly payments of $3,797. The payments escalate on an annual basis.

Total lease expense for the nine months ending November 30, 2017 was $1,654,598, the majority of which is allocated to cost of goods sold, and includes common area maintenance charges.

The annual amount due for the next four years per the lease agreements is as follows:

Year Ending November 30,
2018	$2,389,405
2019	2,584,376
2020	2,580,927
2021	2,073,399
Total	$9,628,107

Note 7 - Concentrations
During the nine months ended November 30, 2017, one major customer comprises approximately 85% of the Company's net revenues. This customer accounted for approximately $107,379,424 in net sales. Although there is

RIMPORTS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE NINE MONTHS THEN ENDED NOVEMBER 30, 2017 (unaudited)

no formal continuing contract with this customer, the Company has an ongoing relationship with this customer and does not anticipate any reductions or changes to the scope of this relationship. The same customer accounts for approximately $35,539,270 (90%) of the Company’s accounts receivable at November 30, 2017.

During the nine months ended November 30, 2017, four major vendors comprise approximately 66% of the Company's purchases. These vendors accounted for approximately $56,425,415 in purchases. Although there is no formal continuing contract with these vendors, the Company does not anticipate any reductions or changes to the scope of this relationship.

Note 8 - Accumulated Other Comprehensive Income

Reclassifications out of accumulated other comprehensive income for the nine months ended November 30, 2017 and November 30, 2016 are as follows:

November 30, 2017
Foreign Currency
Beginning Balance	$(556,958)
Other Comprehensive income before reclassifications	184,828
Amounts reclassified from accumulated other comprehensive income	—
Net current period other comprehensive income	184,828
Ending Balance	$(372,130)

Note 9 - Defined Contribution Plan

Beginning January 1, 2017, the Company implemented a defined contribution plan. The plan provides that all employees who have worked at least 12 months with at least 1,000 hours of service qualify for the plan. Such qualified employees can contribute up to the maximum allowed as determined by the IRS with the Company matching up to 4% of the qualified employee’s salary or wages annually. Total expense related to the plan for the year ended November 30, 2017 was $93,161.

Note 10 - Subsequent Events
On February 27, 2018, Compass Diversified Holdings LLC (CODI) acquired the Company. This acquisition was made through its subsidiary Sterno Products, LLC. The purchase price of $145,000,000 (excluding working capital and a potential earn-out payment of up to $25 million based on future financial performance). The Company will operate as a wholly owned subsidiary of Sterno Products, LLC under the name Rimports LLC.

In December 2017 the Company paid a distribution to the owners totaling $12,000,000. This payment was primarily for the owners to pay their estimated income taxes. Such distributions and their timing are normally occurring, happening near the time Federal tax estimates are due.

The Company has evaluated subsequent events through February 27, 2018, for items that could have a material impact on the financial statements at November 30, 2017. February 27, 2018 is the date the financial statements were available for issuance.